UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 9, 2005

Date of Report (Date of earliest event reported)

INTERCHANGE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	000-50989 (Commission File Number)	33-0849123 (I.R.S. Employer Identification Number)

24422 Avenida de la Carlota, Suite 120 Laguna Hills, California 92653 (Address of principal executive offices) (Zip Code)

(949) 784-0800

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 8.01. Other Events.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 2.1
EXHIBIT 99.1

Item 1.01. Entry into a Material Definitive Agreement.

     On February 9, 2005 the Interchange Corporation (the “Registrant”) entered into a Share Purchase Agreement (the “Share Purchase Agreement”) with Interchange Europe Holding Corporation, a wholly-owned subsidiary of the Registrant (“Sub”), and Inspire Infrastructure 2i AB, a Swedish limited company, (“Inspire”) to purchase 1,000 shares, constituting all of the outstanding shares of Inspire Infrastructure 2i AB, a Swedish limited company (“Inspire”), from five sellers listed as parties to the Share Purchase Agreement, for an aggregate purchase price of $15,000,000 in cash plus additional consideration consisting of up to 447,067 shares of the Registrant which are payable upon the achievement of certain business performance criteria in the future. The closing of the transaction is subject to the completion of certain conditions precedent. Following closing of the acquisition, Inspire Infrastructure 2i AB will be renamed Interchange Europe.

     The foregoing description of the Share Purchase Agreement is qualified in its entirety by reference to the document attached as Exhibit 2.1, and is incorporated herein by reference.

Item 8.01. Other Events.

     On February 9, 2005, the Registrant issued a press release announcing the execution of the Share Purchase Agreement.

     The press release is attached as Exhibit 99.1 and is incorporate herein by reference.

Item 9.01. Financial Statements and Exhibits.

2.1	Share Purchase Agreement, dated as of February 9, 2005, by and among Interchange Corporation, Interchange Europe Holding Corporation and the shareholders of Inspire Infrastructure 2i AB.

99.1	Press Release of Interchange Corporation dated February 9, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 10, 2005	By:	/s/ Douglas S. Norman
Douglas S. Norman
Chief Financial Officer and Secretary

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EXHIBIT INDEX

Exhibit
Number	Description
2.1	Share Purchase Agreement, dated as of February 9, 2005, by and among Interchange Corporation, Interchange Europe Holding Corporation and the shareholders of Inspire Infrastructure 2i AB.

99.1	Press Release of Interchange Corporation dated February 9, 2005.

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